EXHIBIT (H)(8)


                                   SCHEDULE B
                                  FEE SCHEDULE
                                  ------------

To  the  Transfer  Agency  and  Services  Agreement  dated November 15, 1996, as amended  to  date,  as  Revised April 1, 2003

SECTION I

The following fees are in effect for the Kobren Growth Fund:

         ANNUAL FEES

            A. Open Account Fees:            $14.00 per open account (subject to
                                             minimum fees set forth below)

            B. Fund Minimums:                $32,960 per Portfolio per year

         C. Out of Pocket Expenses           As set forth in Schedule C

         D. Individual Retirement
            Accounts                         $20.00   per   Shareholder  Account
                                             (multiple      accounts      across
                                             Portfolios with  the  same  account
                                             number will be treated  as a single
                                             Shareholder Account)

SECTION II

THE FOLLOWING FEES ARE IN EFFECT FOR THE DELPHI VALUE FUND:

         A. Open Account  Fees:              $14.00 per open account (subject to
                                             minimum fees set forth below)

         B. Fund Minimums:                   $26,780 for the Portfolio per year
            Additional Classes               $18,540 for the first class
                                                         ($1,545 per month)
                                             $ 6,180  per each additional  class
                                             in excess of one  class  ($515  per
                                             month)

         C. Out of Pocket Expenses           As set forth in Schedule C

         D. Individual Retirement
            Accounts                         $20.00   per   Shareholder  Account
                                             (multiple     accounts       across
                                             Portfolios  with  the  same account
                                             number  will  be  treated    as   a
                                             single Shareholder Account)

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SECTION III - GENERAL

After the first 12 months from the effective date of this Revised Schedule B, PFPC may adjust any annual or monthly fees once per calendar year, upon thirty
(30) days prior written notice in an amount not to exceed the previous years cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S Department of Labor since the last such adjustment in the Client's monthly fees (or the effective date of this Amendment absent a prior such adjustment).

PFPC reserves the right to renegotiate the Agreement in the event that the fund family consists of one fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Revised Schedule B to be executed by their duly authorized officers, as of the day and year first above written.


KOBREN INSIGHT FUNDS                        PFPC INC.

By:                                         By:
  --------------------------                   ---------------------------------

Date:                                       Date:
    ------------------------                     -------------------------------

Title:                                      Title:
     -----------------------                      ------------------------------

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